UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

CYBER APP SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada                       001-41946              98-1585090
(State or other              (Commission File      (IRS Employer
 jurisdiction of              Number)               Identification No.)
 incorporation)

2000 Bering Drive
Suite 875
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 713-400-2987

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class      Trading Symbol(s)     Name of exchange on which
                                                registered
Common Stock,            CYRB                  OTC Expert Market
par value $0.001
per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. [ ]

Item 2.04. Triggering Events That Accelerate or Increase a Direct
Financial Obligation or an Obligation Under an Off-Balance Sheet
Arrangement.

On March 5, 2026, Cyber App Solutions Corp. (the "Company") received a formal notice that Kips Bay Select, LP ("Kips Bay") filed a Notice of Trustee's Sale on February 26, 2026 (the "Foreclosure") with respect to certain convertible promissory notes dated November 21, 2023 (the "Convertible Notes") issued to Kips Bay and Cyber One, LTD ("Cyber One" and together with Kips Bay, the "Investors"), that certain Security Agreement dated November 21, 2023 (the "Security Agreement") among the Company, each Guarantor (as defined in the Security Agreement), the Investors as holders of the Convertible Notes, and Kips Bay as agent under the Security Agreement, and the deed of trust recorded in the records of Apache County, Arizona on November 21, 2023.

The public auction for the sale of the assets foreclosed upon is scheduled for June 2, 2026 at 11:30 a.m. at the front entrance of the Apache County Courthouse located at 70 W 3rd South Street, St. Johns, Arizona 85936.

The Investors initiated the Foreclosure as a result of certain defaults and events of default that were previously disclosed by the Company. The Company believes the amount currently due and payable upon acceleration of the Convertible Notes is approximately $28,000,000, which includes default interest calculated since the first event of default and certain default fees.

The Company has been in discussion with the Investors to restructure and avoid the Foreclosure, but those discussions have not yet resulted in an agreement.

The Company is evaluating its options and intends to further engage with the Investors regarding potential alternatives. No assurance can be given regarding the outcome of these discussions or the foreclosure process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER APP SOLUTIONS CORP.

Date: March 5, 2026

By: /s/ Steven Looper
Steven Looper
Chief Executive Officer and President